EXHIBIT 10.3
INTERDIGITAL, INC.
STANDARD TERMS AND CONDITIONS FOR RESTRICTED STOCK UNITS
(Discretionary Award)
These Standard Terms and Conditions apply to any Award of restricted stock units granted to employees of the Company on or after June 4, 2009 under the InterDigital, Inc. 2009 Stock Incentive Plan and its amendments (the “Plan”), which are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions.
          1. Definitions. Capitalized terms not defined herein shall have the meanings set forth in either the Term Sheet or the Plan. As used herein:
               (a) “Account” means a bookkeeping account reflecting Grantee’s interest in restricted stock units.
               (b) “Cause” means: (i) willful and repeated failure of Grantee to perform substantially his/her duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Grantee’s conviction of, or plea of guilty or nolo contendere to, a felony that is materially and demonstrably injurious to the Company or an affiliate; (iii) willful misconduct or gross negligence by Grantee in connection with his/her service to the Company; or (iv) Grantee’s breach of any material obligation or duty owed to the Company or an affiliate.
               (c) “Disability” means (i) a disability entitling Grantee to long-term disability benefits under the applicable long-term disability plan of the Company (or any Subsidiary if Grantee is employed by such Subsidiary) or (ii) if Grantee is not covered by such a plan, a physical or mental condition or illness that renders Grantee incapable of performing his/her duties for a total of 180 days or more during any consecutive 12-month period.
               (d) “Dividend Equivalent” means credits arising in respect of dividends paid on Shares, as described in Section 6 herein.
               (e) “Restricted Period” means the period beginning on the Date of Grant and ending on the final Vesting Date.
               (f) “Retirement” means resignation by Grantee after attaining a combination of age plus years of service at the Company (and Subsidiaries) equal to 70 with the consent of the Company.
          2. Grant of Restricted Stock Units.
               (a) The Company has granted to Grantee named in the Term Sheet provided to said Grantee herewith (the “Term Sheet”) an award of a number of restricted stock units (the “Award”) specified in the Term Sheet. Each restricted stock unit represents the right to receive one share of the Company’s Common Stock, upon the terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the

Term Sheet, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary.
               (b) The Company shall maintain an Account for Grantee reflecting the number of restricted stock units credited to Grantee hereunder.
          3. Restrictions on Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign the Award or the Shares subject to the Award except by will or by the laws of descent and distribution. No such transfer occurring as a result of Grantee’s death shall be effective to bind the Company unless the Administrator shall have been furnished with a copy of the applicable will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer.
          4. Vesting and Forfeiture.
               (a) The Award shall be forfeitable unless and until otherwise vested pursuant to the terms of the Term Sheet and these Standard Terms and Conditions. Subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Term Sheet, provided that (except as set forth in Section 5 below) Grantee remains continuously employed by the Company through the applicable Vesting Date. Each restricted stock unit credited under Section 6 in respect of Dividend Equivalents shall vest at the time of vesting of the portion of the Award that gives rise, directly or indirectly, to such Dividend Equivalent.
               (b) Except as set forth in Section 4(c) hereof, upon the date Grantee’s employment with the Company terminates for any reason, the then unvested portion of the Award shall be forfeited by Grantee and cancelled and surrendered to the Company without payment of any additional consideration to Grantee.
               (c) If Grantee’s employment with the Company terminates prior to the applicable Vesting Date due to death, Disability, Retirement, or termination by the Company for any reason other than Cause, then Grantee will become vested in a pro-rata portion of the Award. Settlement for the portion of the Award that becomes vested pursuant to this Section 4(c) will occur on the first business day following the termination of employment, provided, however, that in no event will settlement of Grantee’s restricted stock units be made before the date which is six months after the date of Grantee’s termination of employment if Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.
          5. Settlement and Election to Defer Settlement. Each restricted stock unit credited hereunder (including restricted stock units credited in respect of Dividend Equivalents) will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 12 of the Plan). Subject to Section 4(c) hereof, settlement will occur on the first business day following the applicable Vesting Date, provided, however, that if the Vesting Date occurs as a result of a Change in Control, then settlement will occur on the Vesting Date if such Change in Control qualifies as either (a) a “change in the ownership” of the Company, (b) a “change in the effective control” of the Company or (c) a “change in the ownership of a substantial portion of the assets” of the Company (each as defined under Section 409A of the Code), and any portion of the Award for which settlement is so delayed will be settled on the date on which such portion of the Award would have been settled in the absence of the Change in Control.
          6. Dividend Equivalents and Adjustments. Dividend Equivalents shall be credited on the restricted stock units subject to this Award (other than restricted stock units that, at the relevant record date, previously have been settled or forfeited) in accordance with this Section 6:
               (a) Cash Dividends. If the Company declares and pays a dividend or distribution on its Shares in the form of cash, then a number of additional restricted stock units shall be credited to Grantee’s Account as of the payment date for such dividend or distribution equal to the number of restricted stock units credited to the Account as of the record date for such dividend or distribution, multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding Share at such payment date, divided by the Fair Market Value of a Share as of such payment date.
               (b) Non-Cash Dividends. If the Company declares and pays a dividend or distribution on Shares in the form of property other than Shares, then a number of additional restricted stock units shall be credited to Grantee’s Account as of the payment date for such dividend or distribution equal to the number of restricted stock units credited to the Account as of the record date for such dividend or distribution, multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding Share at such payment date, divided by the Fair Market Value of a Share as of such payment date.
               (c) Stock Dividends. If the Company declares and pays a dividend or distribution on Shares in the form of additional Shares, then a number of additional restricted stock units shall be credited to Grantee’s Account as of the payment date for such dividend or distribution equal to the number of restricted stock units credited to the Account as of the record date for such dividend or distribution or split, multiplied by the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share.
          7. Other Terms Relating to Restricted Stock Units.
               (a) The number of restricted stock units credited to a Grantee’s Account shall include fractional restricted stock units calculated to at least three decimal places, unless otherwise determined by the Administrator. Upon settlement of restricted stock units, Grantee shall be paid, in cash, an amount equal to the value of any fractional Share that would have otherwise been deliverable in settlement of such restricted stock units.
               (b) It shall be a condition to the Company’s obligation to issue and deliver Shares in settlement of the restricted stock units that Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount required is not paid, the Company may refuse to deliver the Shares in settlement of the restricted stock units until such amount is paid. The Administrator may, in its discretion, permit a Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) to pay all or a portion of the amount required by the Company for such tax withholding, at such time and in such manner as the Administrator shall deem to be appropriate, including by authorizing the Company to withhold from the Shares to be delivered in settlement, or by agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares having a Fair Market Value on such date equal to the amount of such tax liability or a specified portion of such tax liability.
          8. Rights as Stockholder. Excepts with respect to Dividend Equivalents as set forth herein, Grantee will not be entitled to any privileges of ownership of the shares of Common Stock (including, without limitation, any voting rights) underlying the Award (whether or not vested) unless and until shares of Common Stock are actually delivered to Grantee hereunder.
          9. Absence of Tax Gross-Up Payment. There shall be no tax gross-up on the restricted stock units.
          10. Notices. Any notice to the Company shall be made in care of the Administrator to the office of the General Counsel, at the Company’s main office in King of Prussia, Pennsylvania. All notices shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.
          11. Securities Laws. The Administrator may from time to time impose any conditions on the restricted stock units (or the underlying Shares) as it deems necessary or advisable to comply with applicable securities laws.
          12. Award Not to Affect Service. The award granted hereunder shall not confer upon Grantee any right to continue service as an employee and/or director of the Company.
          13. Miscellaneous.
               (a) The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Grantee’s address as reflected in the Company’s personnel records.
               (b) Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by federal, state or local law in connection with this Award.
               (c) Any provision for distribution in settlement of Grantee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Grantee or any person to whom ownership right may have passed any right to, or claim against any specific assets of the Company, nor result in the creation of any trust or escrow account for Grantee or any person to whom ownership rights may have passed. Grantee (or any other person entitled to a distribution hereunder) shall be a general creditor of the Company.
               (d) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
               (e) In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan and the Term Sheet, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.
               (f) Any question concerning the interpretation of these Standard Terms and Conditions, the Term Sheet or the Plan, any adjustments required to be made hereunder, and any controversy that may arise under these Standard Terms and Conditions, the Term Sheet or the Plan shall be determined by the Administrator in its sole and absolute discretion. All decisions by the Administrator shall be final and binding.
               (g) To the extent not preempted by federal law, the validity, performance, construction and effect of this award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.